FOR IMMEDIATE RELEASE:   Thursday, March 30, 2000

CONTACT:  Steven K. Hansen                   Madeleine Franco
          Chief Executive Officer                 Jordan Richard Assoc.
          World InterNetWorks, Inc.               801-268-8610
          801-434-7517                       ir@jordanrichard.com
          www.wiworks.com

 WORLD INTERNETWORKS COMPLETES PRIVATE PLACEMENT, ISSUES UPDATE

     OREM, UTAH   Steven K. Hansen, president and chief executive officer of
World InternetWorks, Inc. (OTC Bulletin Board: WINW), a development-stage company, announced today that the Company has completed a private placement of its common stock, raising approximately $500,000, which will be used to fund day-to-day operations and for marketing and other corporate purposes. An 8-K relating to the private funding will be filed with the Securities and Exchange Commission (SEC) within the next 48 hours and may be viewed on the Internet by linking through www.wiworks.com or by visiting the SEC's online EDGAR Database at www.sec.gov.
     Reorganized in the fourth calendar quarter of 1998, World InterNetworks specializes in bringing state-of-the-art web site technology and Internet-related services to the small business-to-business markets. The company is also owner and operator of the "Main Street" online shopping plaza at www.wiworksmainstreet.com and currently has over 300 merchants represented in the "neighborhood," including such notables as Dell, Disney and Digital River, offering over two million products and services.
     "By all indications, the private placement, which was oversubscribed, was a success not only in terms of raising capital, but also in garnering the attention of a number of institutions and money managers who were impressed with the World InterNetWorks concept," said Hansen. He indicated that following the company's recent implementation of its North American marketing program, which includes several strategic marketing initiatives specifically targeting small business owners, the company has begun to see favorable growth trends in its product and service revenue.
     Management of World InterNetWorks, Inc. expects core operations, joint venture arrangements and its ongoing membership development initiatives targeted toward the small business owner to result in ongoing revenue generation in four major areas:

     New subscribers for web hosting services
     Site design and customized engineering services
     Various Internet-related opportunities, including domain names, banner ads and merchant account services
     Commissions/sales derived from products and services sold from the company-owned Main Street Plaza

     "The turnaround of the company's operations is well underway. By virtue of this most recent financing and the groundwork we have laid, the goal to make wiworks.com one of the most comprehensive and competitively priced web host providers on the Net seems decidedly within our reach," said Hansen.
                            - more -
     WINW provides its merchant clients with Internet access (via a partnership with Alta Vista), e-commerce enabled web sites, unlimited email, access to merchant account services and exposure in its proprietary Main Street Plaza. WINW also provides its members with access to numerous revenue-generating opportunities that in many cases completely offset the monthly membership fee.


NOTE: Statements in this news release that are not purely historical are forward-looking statements within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. These statements are made based upon information currently available to the Company, and the Company assumes no responsibility to update or revise such forward-looking statements. Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company's actual results to differ from such forward-looking statements. These risks and uncertainties include without limitation demand for the Company's goods and services, the company's ability to develop its market, general economic conditions and other factors that may be more fully described in the company's literature and periodic filings with the Securities and Exchange Commission. This news release is not a solicitation to buy or sell securities, and it does not purport to be a complete analysis of the Company's financial position.

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